                                                                  Exhibit 10.23

                                LOANTRADER, INC.
                              F/K/A DENOVONET, INC.










                               SERIES A PREFERRED
                            STOCK PURCHASE AGREEMENT










                             DATED FEBRUARY 1, 2000

                                TABLE OF CONTENTS

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1.       Purchase and Sale of Stock..............................................................................  1

         1.1.     Sale and Issuance of Series A Preferred Stock..................................................  1

         1.2.     Closing........................................................................................  1

2.       Representations and Warranties of the Company...........................................................  1

         2.1.     Organization, Good Standing and Qualification..................................................  2

         2.2.     Capitalization and Voting Rights...............................................................  2

         2.3.     Subsidiaries...................................................................................  3

         2.4.     Authorization..................................................................................  3

         2.5.     Valid Issuance of Preferred and Common Stock...................................................  3

         2.6.     Governmental Consents..........................................................................  3

         2.7.     Offering.......................................................................................  4

         2.8.     Litigation.....................................................................................  4

         2.9.     Proprietary Information Agreements.............................................................  4

         2.10.    Patents and Trademarks.........................................................................  4

         2.11.    Compliance with Other Instruments..............................................................  5

         2.12.    Agreements; Action.............................................................................  5

         2.13.    Related-Party Transactions.....................................................................  6

         2.14.    Section 83(b) Elections........................................................................  6

         2.15.    Financial Statements...........................................................................  6

         2.16.    Changes........................................................................................  7

         2.17.    Tax Returns....................................................................................  8

         2.18.    Permits........................................................................................  9

         2.19.    Environmental and Safety Laws.................................................................   9

         2.20.    Disclosure....................................................................................   9

         2.21.    Registration Rights...........................................................................   9

         2.22.    Corporate Documents; Minute Books.............................................................   9

         2.23.    Insurance.....................................................................................   9

         2.24.    Employee Benefit Plans........................................................................   9

         2.25.    Labor Agreements and Actions..................................................................  10

         2.26.    Assumptions or Guaranties of Indebtedness of Other Persons....................................  10

         2.27.    Title to Property and Assets..................................................................  10

         2.28.    No Undisclosed Agreements with Investors......................................................  10


3.       Representations and Warranties of the Investors........................................................  10

         3.1.     Authorization.................................................................................  10

         3.2.     Purchase Entirely for Own Account.............................................................  11

         3.3.     Disclosure of Information.....................................................................  11

         3.4.     Investment Experience.........................................................................  11

         3.5.     Accredited Investor...........................................................................  11

         3.6.     Restricted Securities.........................................................................  11

                                       i
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
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         3.7.     Further Limitations on Disposition............................................................  12

         3.8.     Legends.......................................................................................  12

         3.9.     Tax Advisors..................................................................................  12

         3.10.    Investor Counsel..............................................................................  13


4.       California Commissioner of Corporations................................................................  13

         4.1.     Corporate Securities Law......................................................................  13

5.       Conditions of Each Investor's Obligations at Closing...................................................  13

         5.1.     Representations and Warranties................................................................  13

         5.2.     Performance...................................................................................  13

         5.3.     Compliance Certificate........................................................................  13

         5.4.     Qualifications................................................................................  14

         5.5.     Proceedings and Documents.....................................................................  14

         5.6.     Proprietary Information Agreements............................................................  14

         5.7.     Bylaws........................................................................................  14

         5.8.     Board of Directors............................................................................  14

         5.9.     Opinion of Company Counsel....................................................................  14

         5.10.    Investors' Rights Agreement...................................................................  14

         5.11.    Stock Transfer and Co-Sale Agreement..........................................................  14

         5.12.    Management Advisory Agreement.................................................................  14

         5.13.    Voting Agreement..............................................................................  15

         5.14.    Conversion of Convertible Notes...............................................................  15

         5.15.    Concurrent Closing............................................................................  15


6.       Conditions of the Company's Obligations at Closing.....................................................  15

         6.1.     Representations and Warranties................................................................  15

         6.2.     Payment of Purchase Price.....................................................................  15

         6.3.     Qualifications................................................................................  15

         6.4.     Investors' Rights Agreement...................................................................  15

         6.5.     Stock Transfer and Co-Sale Agreement..........................................................  15

         6.6.     Management Advisory Agreement.................................................................  15

         6.7.     Voting Agreement..............................................................................  16


7.       Miscellaneous..........................................................................................  16

         7.1.     Survival......................................................................................  16

         7.2.     Successors and Assigns........................................................................  16

         7.3.     Governing Law.................................................................................  16

         7.4.     Titles and Subtitles..........................................................................  16

         7.5.     Notices.......................................................................................  16

         7.6.     Finder's Fee..................................................................................  16

         7.7.     Expenses......................................................................................  17

         7.8.     Amendments and Waivers........................................................................  17

         7.9.     Effect of Amendment or Waiver.................................................................  17

         7.10.    Severability..................................................................................  17

                                       ii
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         7.11.    Aggregation of Stock..........................................................................  17

         7.12.    Entire Agreement..............................................................................  17

         7.13.    Counterparts..................................................................................  17

         7.14.    Other Engagements and Activities..............................................................  18

         7.15.    Use of Name...................................................................................  18

SCHEDULE A        Schedule of Investors and Amount Invested

SCHEDULE B        Schedule of Exceptions

EXHIBIT A         Restated Certificate of Incorporation

EXHIBIT B         Amended and Restated Investors' Rights Agreement

EXHIBIT C         List of Stockholders

EXHIBIT D         Opinion of Counsel for the Company

EXHIBIT E         Amended and Restated Stock Transfer and Co-Sale Agreement

EXHIBIT F         Management Advisory Agreement

EXHIBIT G         Voting Agreement

                       PREFERRED STOCK PURCHASE AGREEMENT


         THIS PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made on the 1st day of February 2000, by and among LoanTrader, Inc. F/K/A DenovoNet, Inc., a Delaware corporation (the "Company"), and the investors listed on Schedule A hereto (each, an "Investor" and collectively, the "Investors"). THE PARTIES HEREBY AGREE AS FOLLOWS:

         1.   Purchase and Sale of Stock.

         1.1. Sale and Issuance of Series A Preferred Stock.

         (a) The Company shall adopt and file with the Secretary of State of Delaware on or before the Closing (as defined below) the Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the "Restated Certificate").

         (b) Subject to the terms and conditions of this Agreement, the Investors agree, severally and not jointly, to purchase at the Closing (as defined below) and the Company agrees to sell and issue to the Investors at the Closing, that number of shares of the Company's Series A Preferred Stock set forth opposite each Investor's name on Schedule A hereto for the purchase price set forth thereon.

         1.2. Closing. The purchase and sale of the Series A Preferred Stock shall take place at the offices of Brobeck, Phleger & Harrison LLP, 38 Technology Drive, Irvine, California, at 10:00 A.M., on or before February 1, 2000, or at such other time and place as the Company and Investors acquiring in the aggregate more than half the shares of Series A Preferred Stock sold pursuant hereto mutually agree upon orally or in writing. At the Closing the Company shall deliver to each Investor a certificate representing the Series A Preferred Stock that such Investor is purchasing against payment of the purchase price therefor by check, wire transfer, cancellation of indebtedness (including accrued interest) or any combination thereof. In the event that payment by an Investor is made, in whole or in part, by cancellation of indebtedness, then such Investor shall surrender to the Company for cancellation at the Closing any evidence of such indebtedness or shall execute an instrument of cancellation in form and substance acceptable to the Company.

         1.3  Use of Proceeds. The net proceeds from the sale of the Series
A Preferred Stock to the Investors hereunder shall be used for marketing, technology development, working capital and other general corporate purposes. Pending utilization for such purposes, the Company shall, (I) invest the net proceeds in short-term, interest-bearing government securities or certificates of deposit or their equivalent issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 or (ii) invest the net proceeds as otherwise approved by the Board of Directors.

         2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor, except as set forth on a Schedule of Exceptions (the

                                       1.

"Schedule of Exceptions") furnished each Investor and special counsel for the Investors prior to execution hereof and attached hereto as Schedule B, which exceptions shall be deemed to be representations and warranties as if made hereunder the following. As used in Article 2 (except Sections 2.1 and 2.2) the term "Company" includes the wholly owned subsidiary LoanTrader.Com, Inc. that was merged into the Company on December 29, 1999.

         2.1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

         2.2. Capitalization and Voting Rights. The authorized capital of the Company will consist immediately after giving effect to the Closing of:

         (a) Preferred Stock. Fourteen Million Five Hundred Thousand (14,500,000) shares of Preferred Stock, par value $0.001 (the "Preferred Stock"), of which Fourteen Million Five Hundred Thousand (14,500,000) shares have been designated Series A Preferred Stock (the "Series A Preferred Stock") and Thirteen Million Nine Hundred Sixty-seven Thousand Five Hundred and Forty-three (13,967,543) of which will be sold pursuant to this Agreement. The rights, privileges and preferences of the Series A Preferred Stock will be as stated in the Company's Restated Certificate.

         (b) Common Stock. Thirty One Million (31,000,000) shares of common stock, par value $0.001 ("Common Stock"), of which Nine Million Three Hundred Three Thousand Seven Hundred Thirty-one (9,303,731) shares are issued and outstanding.

         (c) Stockholders. The outstanding shares of Common Stock are owned by the stockholders and in the numbers specified in Exhibit C hereto.

         (d) Outstanding Common Stock. The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

         (e) Capitalization. Except for (i) the conversion privileges of the Series A Preferred Stock to be issued under this Agreement, (ii) warrants to purchase an aggregate of 518,750 shares of Common Stock have been issued to the warrantholders listed on Schedule 2.2, (iii) the rights listed on Schedule 2.2 of the Schedule of Exceptions, and (iv) agreements to issue options to purchase 1,001,545 shares of Common Stock granted to employees, officers, directors or consultants pursuant to the 1999 Stock Option/Stock Issuance Plan and 2000 Stock Option/Stock Issuance Plan adopted by the Company (collectively the "Option Plans"), there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. In addition to the aforementioned options, the Company has reserved an additional 4,093,470 shares of its Common Stock for purchase upon exercise of options to be granted in the future

                                       2.

under the Option Plans. The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

         2.3. Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

         2.4. Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Investors' Rights Agreement (as defined below), the Management Advisory Agreement (as defined below), and the Stock Transfer and Co-Sale Agreement (as defined below) and the Voting Agreement (as defined below) (the "Investors' Rights Agreement," the "Management Advisory Agreement," the "Voting Agreement" and the "Stock Transfer and Co-Sale Agreement" are referred to collectively as the "Related Documents") and the performance of all obligations of the Company hereunder and thereunder, and the authorization (or reservation for issuance), sale and issuance of the Series A Preferred Stock being sold hereunder and the Common Stock issuable upon conversion of the Series A Preferred Stock has been taken or will be taken prior to the Closing. This Agreement and the Related Documents each constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

         2.5. Valid Issuance of Preferred and Common Stock. The Series A Preferred Stock that is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement and the Related Documents and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series A Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement and the Related Documents and under applicable state and federal securities laws.

         2.6. Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for such filings required pursuant to applicable federal and state securities laws and blue sky laws, which filings will be effected within the required statutory period.

                                       3.

         2.7. Offering. Subject in part to the truth and accuracy of each Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Series A Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and the qualification or registration requirements of the Law or other applicable blue sky laws, specifically including exemption from the qualification requirements of the California Corporations Code by virtue of Section 25102(f) thereof. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

         2.8. Litigation. There is no action, suit, proceeding or investigation pending, or to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement or the Related Documents or the right of the Company to enter into such agreement or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the prospects, business, assets or condition of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware of any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Company) involving any of the officers or directors of the Company or the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employees, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

         2.9. Proprietary Information Agreements. Each employee, officer (other than the Secretary) and consultant of the Company has executed a Proprietary Information and Inventions Agreement in the form provided to special counsel to the Investors. The Company, after reasonable investigation, is not aware that any of its employees, officers or consultants are in violation thereof, and the Company will use its best efforts to prevent any such violation.

         2.10. Patents and Trademarks. The Company possesses (i) to its knowledge (but without having conducted any special investigation or patent search) all patents, patent rights and (ii) all trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights and copyrights (collectively, the "Intellectual Property") necessary for its business without any conflict with or infringement of the valid rights of others and the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Company, and the Company has not received any notice of infringement upon or conflict with the asserted rights of others. The Schedule of Exceptions contains a complete list of all trademark and patent and pending patent applications of the Company. The Company has a valuable body of trade secrets, including know-how, concepts, and other technical data (the "Proprietary Information") for the development, deployment and marketing of its services. The Company has the right to use the Proprietary Information free and clear of any rights, liens, encumbrances or claims of others, except that the possibility exists that other persons may have

                                       4.

independently developed trade secrets or technical information similar or identical to those of the Company. The Company is not aware of any such independent development nor of any misappropriation of its Proprietary Information. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business. Neither the execution nor the delivery of this Agreement or the Related Documents, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument to which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

         2.11. Compliance with Other Instruments. The Company is not in violation of any provision of its Restated Certificate or Bylaws nor in any material respect of any instrument, judgment, order, writ, decree or contract, statute, rule or regulation to which the Company is subject and a violation of which would have a material adverse effect on the condition, financial or otherwise, or operations of the Company. The execution, delivery and performance of this Agreement and the Related Documents and the consummation of the transactions contemplated hereby and thereby will not result in any such violation, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

         2.12. Agreements; Action.

         (a) Except for agreements explicitly contemplated hereby and by the Related Documents, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

         (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company, in excess of $25,000, other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, other than licenses arising from the purchase of "off the shelf" or other standard products, or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights, other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business.

                                       5.

         (c) The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $25,000 or, in the case of indebtedness and/or liabilities individually less than $25,000, in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights.

         (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

         (e) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Certificate or Bylaws that adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

         (f) The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

         2.13. Related-Party Transactions. No employee, officer or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

         2.14. Section 83(b) Elections. To the best of the Company's knowledge, all individuals who have purchased unvested shares of the Company's Common Stock have timely filed elections under Section 83(b) of the Code and any analogous provisions of applicable state tax laws.

         2.15. Financial Statements. The Company has delivered to the Investor its unaudited financial statements (balance sheet and statement of operations, statement of

                                       6.

stockholders' equity and statement of cash flows) at November 30, 1999 and for the eleven months then ended (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to November 30, 1999 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or prospects operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

         2.16. Changes. Since November 30, 1999, there has not been:

         (a) any change in the assets, liabilities, financial condition, prospects or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

         (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, prospects or operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

         (c) any waiver by the Company of a valuable right or of a material debt owed to it;

         (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, prospects or operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

         (e) any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

         (f) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

                                       7.

         (g) any resignation or termination of employment of any key officer of the Company; and the Company, to the best of its knowledge does not know of the impending resignation or termination of employment of any such officer;

         (h) material change in any compensation arrangement or agreement with any employee;

         (i) receipt of notice that there has been or is threatened to be a loss of, or material order cancellation by, any major customer of the Company;

         (j) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

         (k) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances made in the ordinary course of its business

         (l) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

         (m) to the best of the Company's knowledge, any other event or condition of any character that could reasonably be expected to have a material adverse effect on the assets, properties, financial condition, prospects or operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted); or

         (n) any agreement or commitment by the Company to do any of the things described in this Section 2.15.

         2.17. Tax Returns. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith which are listed in the Schedule of Exceptions. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended ("Code"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 341(f) or Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the date of the Financial Statements, the Company has not incurred any taxes,

                                       8.

assessments or governmental charges other than in the ordinary course of business, and the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

         2.18. Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as currently conducted, the lack of which could materially and adversely affect the business, properties or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

         2.19. Environmental and Safety Laws. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

         2.20. Disclosure. The Company has fully provided each Investor with all the information that such Investor has requested for deciding whether to purchase the Series A Preferred Stock. Neither this Agreement (including all the exhibits and schedules hereto) nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

         2.21. Registration Rights. Except as provided in the Investors' Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

         2.22. Corporate Documents; Minute Books. Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the forms of which amendments have been approved by the Investors), the Restated Certificate and Bylaws of the Company are in the form previously provided to special counsel for the Investors. The minute books of the Company provided to the Investors contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

         2.23. Insurance. The Company has procured fire and casualty insurance policies with such coverages in amounts (subject to reasonable deductibles) customary for companies similarly situated.

         2.24. Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

                                       9.

         2.25. Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company's knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, prospects or operating results or business of the Company, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

         2.26. Assumptions or Guaranties of Indebtedness of Other Persons. The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on (including, without limitation liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in any person or otherwise to assure any creditor against loss) any indebtedness of any other person.

         2.27. Title to Property and Assets.. The property and assets the Company owns are owned by the Company free and clear of all mortgages, liens, loans and encumbrances, except (i) for statutory liens for the payment of current taxes that are not yet delinquent, and (ii) for liens, encumbrances and security interests that arise in the ordinary course of business and minor defects in title, none of which, individually or in the aggregate, materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in material compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (i) and (ii) above.

         2.28. No Undisclosed Agreements with Investors.. The Company has not entered into any agreement with any of the Investors other than this Agreement, the Related Documents and the agreements disclosed on Schedule 2.13.

         3. Representations and Warranties of the Investors. Each Investor severally and not jointly hereby represents, warrants and covenants that:

         3.1. Authorization. Such Investor has full power and authority to enter into this Agreement and the Related Documents to which each Investor is a party, and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

                                      10.

         3.2. Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series A Preferred Stock to be received by such Investor and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation's to such person or to any third person, with respect to any of the Securities.

         3.3. Disclosure of Information. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series A Preferred Stock. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series A Preferred Stock and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

         3.4. Investment Experience. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series A Preferred Stock. If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring the Series A Preferred Stock.

         3.5. Accredited Investor. Such Investor is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

         3.6. Restricted Securities. Such Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Act only in certain limited circumstances. In the absence of an effective registration statement covering the Securities (or the Common Stock issued on conversion thereof) or an available exemption from registration under the Act, the Series A Preferred Stock (and any Common Stock issued on conversion thereof) must be held indefinitely. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act, including without limitation the Rule 144 condition that current information about the Company be available to the public. Such information is not now available and the Company has no present plans to make such information available.

                                      11.

         3.7. Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and the Investors' Rights Agreement, and:

         (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

         (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

         (c) Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlled by or under common control with, the transferring Investor, for a transfer by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

         3.8. Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

         (a) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

         (b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

         3.9. Tax Advisors. Such Investor has reviewed with such Investor's own tax advisors the federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. Each such Investor is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that each such Investor (and not the Company) shall be responsible for such

                                      12.

Investor's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

         3.10. Investor Counsel. Such Investor acknowledges that such Investor has had the opportunity to review this Agreement, the exhibits and the schedules attached hereto and the transactions contemplated by this Agreement with such Investor's own legal counsel. Each such Investor is relying solely on such Investor's legal counsel and not on any statements or representations of the Company or any of the Company's agents, including Brobeck, Phleger & Harrison LLP, for legal advice with respect to this investment or the transactions contemplated by this Agreement. Nothing contained in this Section 3.10 is intended to affect, limit or qualify the opinion of Brobeck. Phleger & Harrison LLP tendered to the Investors pursuant to Section 5.9 below.

         4. California Commissioner of Corporations.

         4.1. Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

         5. Conditions of Each Investor's Obligations at Closing. The obligations of each Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

         5.1. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of each Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

         5.2. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before each Closing.

         5.3. Compliance Certificate. The President of the Company shall deliver to each Investor at the Closing a certificate stating that the conditions specified in Sections 5.1 and 5.2 have been fulfilled and stating that there shall have been no adverse changes in the business, affairs, operations, properties, assets, prospects or condition of the Company since the date of the Financial Statements.

                                      13.

         5.4. Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of each Closing.

         5.5. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at each Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investors' special counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request. This may include, without limitation, good standing certificates and certification by the Company's Secretary regarding the Company's Certificate of Incorporation and Bylaws and Board of Director and stockholder resolutions relating to this transaction.

         5.6. Proprietary Information Agreements. The Investors shall have received evidence that each key employee of and consultant to the Company has entered into a Proprietary Information and Inventions Agreement in the form previously provided to special counsel for the Investors.

         5.7. Bylaws. The Bylaws of the Company shall provide that the Board of Directors of the Company shall consist of not less than three (3) nor more than seven (7) members;

         5.8. Board of Directors. The Company shall have taken all necessary corporate action such that immediately following the Closing, the directors of the Company shall be John Le, Roger Davisson, Roger Cohen, Fred Forster, Julian Allen, Mani Sadeghi and Jamie Bennett.

         5.9. Opinion of Company Counsel. Each Investor shall have received from Brobeck, Phleger & Harrison LLP, counsel for the Company, an opinion, dated as of such Closing, in the form attached hereto as Exhibit "D."

         5.10. Investors' Rights Agreement. The Company and each Investor and other parties thereto shall have entered into the Amended and Restated Investors' Rights Agreement (the "Investors' Rights Agreement") restating the terms of the existing Investors' Rights Agreement in the form attached as Exhibit "B."

         5.11. Stock Transfer and Co-Sale Agreement. The Company and each Investor and each of the other parties thereto shall have entered into the Amended and Restated Stock Transfer and Co-Sale Agreement (the "Stock Transfer and Co-Sale Agreement") amending and restating the terms of the existing Stock Transfer and Co-Sale Agreement in the form attached as Exhibit "E."

         5.12. Management Advisory Agreement. The Company and Equifin Capital, LLC, a Delaware limited liability company ("Equifin) shall have entered into the Management

                                      14.

Advisory Agreement (the "Management Advisory Agreement") in the form attached as Exhibit "F."

         5.13. Voting Agreement. Each of the Company's stockholders and each Investor who is participating in such Closing shall have executed a Voting Agreement (the "Voting Agreement") in the form attached as Exhibit "H."

         5.14. Conversion of Convertible Notes. Each of the outstanding Convertible Notes issued by the Company in a total aggregate principal balance of $877,000 shall have been converted into Series A Preferred Stock in accordance with their terms, except that David Lambert shall be permitted to convert $50,000 and receive repayment of the balance of $50,000 under his Convertible Note at the Closing.

         5.15. Concurrent Closing. Each of the other Investors shall have concurrently funded their investment in the Series A Preferred Stock in the amounts set forth on Schedule A hereto.

         6. Conditions of the Company's Obligations at Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that
Investor:

         6.1. Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true on and as of such Closing with the same effect as though such representations and warranties had been made on and as of such Closing.

         6.2. Payment of Purchase Price. At the Closing, the Investors shall have delivered the purchase price specified in Section 1.2, and Investors shall collectively have acquired and paid for at the Closing at least NINE MILLION shares of Series A Preferred Stock hereunder.

         6.3. Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

         6.4. Investors' Rights Agreement. The Company and each Investor shall have entered into the Investors' Rights Agreement.

         6.5. Stock Transfer and Co-Sale Agreement. The Company, each Investor and each of the other parties thereto shall have entered into the Stock Transfer and Co-Sale Agreement.

         6.6. Management Advisory Agreement. The Company and Equifin shall have entered into the Management Advisory Agreement.

                                      15.

         6.7. Voting Agreement. Each of the Company's stockholders and each Investor shall have executed the Voting Agreement.

         7. Miscellaneous.

         7.1. Survival. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

         7.2. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         7.3. Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

         7.4. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         7.5. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten days advance written notice to the other parties hereto.

         7.6. Finder's Fee. Except as disclosed in the Schedule of Exceptions which discloses a commission to be paid to Sekits Capital, each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                                      16.

         7.7. Expenses. Irrespective of whether the Closing is effected, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement, except that if the Closing occurs, the Company shall reimburse the Investors for the fees of Gunderson, Dettmer and other (non-legal) professional fees and costs incurred in connection with this transaction in an amount not to exceed $50,000 upon presentation of evidence of reasonably satisfactory of the out-of-pocket expenses incurred by Investors. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, or any of the Related Documents or the Restated Certificate, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         7.8. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock not previously sold to the public that is issued or issuable upon conversion of the Series A Preferred Stock sold pursuant to this Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities and the Company.

         7.9. Effect of Amendment or Waiver. Each Investor acknowledges that by the operation of Section 7.8 hereof the holders of a majority of the Common Stock not previously sold to the public that is issued or issuable upon conversion of the Series A Preferred Stock will have the power to diminish or eliminate all rights of such Investor under this Agreement.

         7.10. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         7.11. Aggregation of Stock. All shares of the Series A Preferred Stock or Common Stock issued upon conversion thereof held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         7.12. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

         7.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                      17.

         7.14. Other Engagements and Activities. The investments in the Company being made by The Goldman Sachs Group, Inc., Stone Street Fund 2000, L.L.C., and Bridge Street Special Opportunities Fund 2000, L.L.C. (each a "GS Entity") pursuant to this Agreement, and any subsequent investments in the Company by any GS Entity after the date hereof, is being made notwithstanding any engagement, prior to or subsequent to the date hereof, by the Company, of any GS Entity as financial advisor, agent or underwriter to the Company. Notwithstanding anything in this Agreement and the Related Documents to the contrary, no GS Entity shall be restricted in any way from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, financing, asset management, trading, market making, arbitrage and other similar activities conducted in the ordinary course of its business.

         7.15. Use of Name. Neither the Company nor any of its affiliates shall use the names of any GS Entity in any press release, notice or other publication without the prior written consent of such GS Entity, which such consent shall not be unreasonably withheld or delayed; provided, however, that such GS Entity acknowledges and agrees that the Company may issue a press release upon the Closing of the sale of the Series A Preferred Stock stating the total amount invested in the Company in a list of participating Investors.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                      18.

                     [SIGNATURE PAGES TO SERIES A PREFERRED
                            STOCK PURCHASE AGREEMENT]


                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              "COMPANY"
                              LOANTRADER, INC., a Delaware corporation
                              F/K/A DENOVONET, Inc
                              By:
                                 -----------------------------------------------
                                 John N. Le, President

               Address:       18200 Von Karman Avenue
                              Suite 1075
                              Irvine, CA 92612

                              "INVESTORS"
                              SPECIALTY FINANCE PARTNERS

                              By:  Capital Z Financial Services II, L.P.,
                                   a general partner

                                   By:  Capital Z Partners, Ltd.
                                        Its Ultimate general partner


                                   ---------------------------------------------

                                   Name:
                                        ----------------------------------------

                                   Title:
                                         ---------------------------------------

               Address:       One Market Plaza
                              Spear Street Tower
                              Suite 1715
                              San Francisco, CA 94105

                              LENDINGTREE, INC., a Delaware corporation


                              By:
                                 -----------------------------------------------

                                   Name:
                                        ----------------------------------------

                                   Title:
                                         ---------------------------------------

               Address:       6701 Carmel Road
                              Suite 205
                              Charlotte, NC 28226

                     [SIGNATURE PAGES TO SERIES A PREFERRED
                            STOCK PURCHASE AGREEMENT]

                              THE GOLDMAN SACHS GROUP, INC

                              By:
                                 -----------------------------------------------

                                   Name:
                                        ----------------------------------------

                                   Title:
                                         ---------------------------------------

               Address:       85 Broad Street
                              10th Floor
                              New York, NY 10004
                              Attention: Tara Harrison
                              Fax: 212-357-5505

                              STONE STREET FUND 2000, L.L.C.

                              By:
                                 -----------------------------------------------

                                   Name:
                                        ----------------------------------------

                                   Title:
                                         ---------------------------------------

               Address:       85 Broad Street
                              10th Floor
                              New York, NY 10004
                              Attention: Tara Harrison
                              Fax: 212-357-5505

                              BRIDGE STREET SPECIAL OPPORTUNITIES
                              FUND 2000, L.L.C.

                              By:
                                 -----------------------------------------------

                                   Name:
                                        ----------------------------------------

                                   Title:
                                         ---------------------------------------

               Address:       85 Broad Street
                              10th Floor
                              New York, NY 10004
                              Attention: Tara Harrison
                              Fax: 212-357-5505

                     [SIGNATURE PAGES TO SERIES A PREFERRED
                           STOCK PURCHASE AGREEMENT]


                              --------------------------------------------------
                              EUGENE LEVY

               Address:       90 Riverside Drive
                              Apt 5E
                              New York, NY  10024
                              212-873-7990

                     [SIGNATURE PAGES TO SERIES A PREFERRED
                           STOCK PURCHASE AGREEMENT]

                              NEW CENTURY MORTGAGE
                              CORPORATION, a California corporation

                              By:
                                 -----------------------------------------------

                                   Name:
                                        ----------------------------------------

                                   Title:
                                         ---------------------------------------

               Address:       18400 Von Karman
                              Suite 1000
                              Irvine, California 92612
                              Attention:  Chief Executive Officer


                              F. & A. Revocable Trust

                              --------------------------------------------------
                              FREDRIC FORSTER, TRUSTEE


               Address:       1221 Starboard Way
                              Corona del Mar CA 92625

                              JAMES W. DEARING FAMILY TRUST, A
                              TRUST AGREEMENT DATED
                              NOVEMBER 10, 1989

                              --------------------------------------------------
                              JAMES W. DEARING, TRUSTEE

               Address:       111 S. Orange Grove Blvd.
                              Unit # 302
                              Pasadena, CA 91105


                              --------------------------------------------------
                              DAVID LAMBERT

               Address:       1417 Queen Anne Ave., N. #311
                              Seattle, WA 98109


                              --------------------------------------------------

                     [SIGNATURE PAGES TO SERIES A PREFERRED
                           STOCK PURCHASE AGREEMENT]


                              --------------------------------------------------
                              JAMES B. SHAFFER

               Address:       12 Russell Road
                              Cumberland Foreside, ME 04110


                              --------------------------------------------------
                              JONATHAN PESKOFF

               Address:       c/o Credit Suisse First Boston
                              Technology Group
                              One Boston Place, 30th Floor
                              Boston, MA 02108


                              --------------------------------------------------
                              G. LARRY ENGEL

               Address:       c/o Brobeck, Phleger & Harrison LLP
                              Spear Street Tower
                              One Market
                              San Francisco, CA 94105


                              --------------------------------------------------
                              PAUL M. VAUGHN

               Address:       c/o Bingham, Dana & Gould
                              150 Federal Street
                              Boston, MA 02110

                     [SIGNATURE PAGES TO SERIES A PREFERRED
                           STOCK PURCHASE AGREEMENT]

                              DAVISSON FAMILY TRUST

                              --------------------------------------------------
                              ROGER C. DAVISSON, TTEE. U/A DTD. 11/29/94
                              DAVISSON FAMILY TRUST

                              --------------------------------------------------
                              MAJORIE DAVISSON, TTEE. U/A DTD. 11/29/94 DAVISSON FAMILY TRUST

               Address:       15 Celestial Drive
                              Irvine, CA 92612


                              --------------------------------------------------
                              RALPH STERN

               Address:       2241 Liane Lane
                              Santa Ana, CA 92705


                              Brobeck, Phleger & Harrison LLP

                              By:
                                 -----------------------------------------------
                                 RICHARD A. FINK, PARTNER

               Address:       38 Technology Drive, Suite 100
                              Irvine, CA 92618
                              Attention: Richard A. Fink


                              --------------------------------------------------
                              ROGER M. COHEN

               Address:       51 San Simeon
                              Laguna Niguel, CA 92677

                     [SIGNATURE PAGES TO SERIES A PREFERRED
                           STOCK PURCHASE AGREEMENT]

                              --------------------------------------------------
                              RICHARD A. FINK

               Address:       5492 Calle Chaparro
                              Rancho Santa Fe, CA 92067


                              --------------------------------------------------
                              KATHLENE W. LOWE, AS JOINT TENANTS WITH RIGHT OF SURVIVORSHIP

                              --------------------------------------------------
                              RUSSELL H. LOWE, AS JOINT TENANTS WITH RIGHT OF SURVIVORSHIP

               Address:       24 Windflower
                              Irvine, CA 92612


                              --------------------------------------------------
                              DAVID H. BLAKE

               Address:       Graduate School of Management
                              University of California, Irvine
                              Irvine, CA 92697-3125


                              --------------------------------------------------
                              BRUCE R. HALLETT

               Address:       Brobeck, Phleger & Harrison LLP
                              38 Technology Drive, Suite 100
                              Irvine, CA 92618

                                   SCHEDULE A
                                LIST OF INVESTORS
                                       AND
                                 AMOUNT INVESTED

                                                                                                 NUMBER OF SHARES
                                        NUMBER OF SHARES                                            OF SERIES A     TOTAL NUMBER OF
                                            SERIES A                                              PREFERRED STOCK       SERIES A
                                         PREFERRED STOCK                                            ISSUED UPON     PREFERRED STOCK
     INVESTORS          INVESTMENT           ISSUED        AMOUNT INVESTED IN CONVERTIBLE NOTES     CONVERSION           ISSUED
     ---------          ----------           ------        ------------------------------------     ----------           ------
                                                               PRINCIPAL      ACCRUED INTEREST
                                                               ---------      ----------------
SPECIALTY FINANCE
PARTNERS                   $11,750,000        9,325,397         $250,000               --             198,413          9,523,810
THE GOLDMAN SACHS
GROUP, INC.             $ 2,000,001.78        1,587,303            --                  --                --            1,587,303
STONE STREET
FUND 2000, LLC          $   249,999.12          198,412                                                                  198,412
BRIDGE STREET
SPECIAL
OPPORTUNITIES FUND
2000, LLC               $   249,999.12          198,412                                                                   198,412
LENDINGTREE, INC.       $    2,500,000        1,984,127            --                  --                --             1,984,127
EUGENE LEVY             $       10,000            7,937                                                                     7,937
                                                                $100,000
                                                            ($50,000 paid at
DAVID LAMBERT                --                  --          CLOSING IN CASH)       $2,027.40          41,292
JAMES B. SHAFFER             --                  --              100,000             2,054.79          80,996
JONATHAN PESKOFF             --                  --               12,000               230.14           9,706
G. LARRY ENGEL               --                  --               25,000               506.85          20,244
PAUL M. VAUGHN               --                  --               10,000               191.78           8,089
DAVISSON FAMILY
TRUST                        --                  --              100,000             2.027.40          80,974
F. & A. REVOCABLE
TRUST                        --                  --               25,000               506.35          20,244
RALPH STERN                  --                  --              100,000             2,027.40          80,974
NEW CENTURY
MORTGAGE
CORPORATION                  --                  --               50,000               958.90          40,444
BROBECK, PHLEGER &
HARRISON LLP                 --                  --               25,000               479.45          20,222
ROGER M. COHEN               --                  --               25,000               479.45          20,222
RICHARD A. FINK              --                  --                5,000                95.89           4,044
KATHLENE W. AND
RUSSELL; LOWE                --                  --               15,000               287.67          12,133

DAVID H. BLAKE               --                  --               25,000               178.08          19,893
BRUCE R. HALLETT             --                  --               10,000                52.05           7,978
    TOTAL               $17,000,000          13,293,651         $827,000           $12,104.11         665,956            13,967,543

                                   SCHEDULE B

                             SCHEDULE OF EXCEPTIONS


                           LIST OF OMITTED SCHEDULES*

Schedule 2.1 - Organization, Good Standing and Qualification
Schedule 2.2 - Capitalization and Voting Rights
Schedule 2.3 - Subsidiaries
Schedule 2.4 - Authorization
Schedule 2.5 - Valid Issuance of Preferred and Common Stock
Schedule 2.6 - Government Consents
Schedule 2.7 - Offering
Schedule 2.8 - Litigation
Schedule 2.9 - Proprietary Information Agreements
Schedule 2.10 - Patents and Trademarks
Schedule 2.11 - Compliance with Other Instruments
Schedule 2.12 - Agreements; Action
Schedule 2.13 - Related Party Transactions
Schedule 2.14 - Section 83(b) Election
Schedule 2.15 - Financial Statements
Schedule 2.16 - Changes
Schedule 2.17 - Tax Returns
Schedule 2.18 - Permits
Schedule 2.19 - Environmental and Safety Laws
Schedule 2.20 - Disclosure
Schedule 2.21 - Registration Rights
Schedule 2.22 - Corporate Documents; Minute Books
Schedule 2.23 - Insurance
Schedule 2.24 - Employee Benefit Plans
Schedule 2.25 - Labor Agreements and Actions
Schedule 2.26 - Assumptions or Guaranties of Other Persons
Schedule 2.27 - Title to Property and Assets
Schedule 7.6 - Finder's Fee


--------

*LendingTree, Inc. agrees to supplementally furnish to the Commission upon request a copy of any of the omitted schedules.

                                    EXHIBIT A

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION


Omitted.

                                    EXHIBIT B

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


Omitted.

                                    EXHIBIT C

                              LIST OF STOCKHOLDERS

                   STOCKHOLDER                                        COMMON
--------------------------------------------------                --------------
John N. Le                                                            2,880,000
Robert L. Palmer                                                      1,600,000
Donald V. Tran                                                        1,600,000
Linda Hays                                                               64,646
David Duong                                                             322,612
Peter G. Le                                                             128,000
Nelson Calimquim                                                        130,612
Fredric J. Forster                                                    1,056,668
James Dearing                                                           211,332
Roger Cohen                                                              10,000
New Century Mortgage Corporation                                      1,005,861
Rick Fink                                                                10,000
Brobeck, Phleger & Harrison LLP                                         284,000
                                                                  --------------
TOTAL                                                                 9,303,731

                                    EXHIBIT D

                       OPINION OF COUNSEL FOR THE COMPANY

Omitted.

                                    EXHIBIT E

                       AMENDED AND RESTATED STOCK TRANSFER
                              AND CO-SALE AGREEMENT


Omitted.

                                    EXHIBIT F

                          MANAGEMENT ADVISORY AGREEMENT

Omitted.

                                    EXHIBIT G

                                VOTING AGREEMENT

Omitted.

LendingTree, Inc. agrees to supplementally furnish to the Commission upon request a copy of any of the omitted exhibits.